Exhibit 21

SUBSIDIARIES OF REGISTRANT

As of December 31, 2013

Name of Subsidiary	Jurisdiction of Incorporation or Formation
Atrium Insurance Corporation	NY
Atrium Reinsurance Corporation	VT
Axiom Financial, LLC	UT
Canadian Lease Management Ltd.	Canada
Cartus Home Loans, LLC	DE
Center for Transportation Safety, LLC	DE
Century 21 Mortgage Corporation	MA
Chesapeake Finance Holdings LLC	DE
Chesapeake Funding LLC	DE
Coldwell Banker Home Loans, LLC	DE
Coldwell Banker Mortgage Corporation	MA
Commercial Truck Center of Virginia, LLC	NC
D. L. Peterson Trust	DE
Dealers Holding, Inc.	MD
Domain Distinctive Property Finance Corporation	MA
Driversshield.com FS Corp.	NY
Edenton Motors, Inc.	MD
ERA Home Loans, LLC	DE
ERA Mortgage Corporation	MA
First Fleet Corporation	MA
First Fleet Master Titling Trust	DE
Fleet Leasing Receivables Trust	Canada
FLR GP1 Inc.	Canada
FLR GP2 Inc.	Canada
FLR LP Inc.	Canada
Haddonfield Holding Corporation	DE
Instamortgage.com Corporation	MD
J.W. Geckle Trust	MD
JHH Partnership	MD
Landover Mortgage, LLC	WA
Long Island Mortgage Group, Inc.	NY
MortgageSave.com Corporation	MA
NE Moves Mortgage, LLC	MA
Pacific Access Mortgage, LLC	HI
PHH (Bermuda) Holdings Ltd.	Bermuda

Name of Subsidiary	Jurisdiction of Incorporation or Formation
PHH Auto Finance LLC	MD
PHH Broker Partner Corporation	MD
PHH Canadian Holdings, Inc.	DE
PHH Caribbean Leasing, Inc.	MD
PHH Centre for Transportation Safety Inc.	Canada
PHH Charitable Trust	U.K.
PHH Continental Leasing, LLC	MD
PHH Corner Leasing, Inc.	MD
PHH Corporate Services, Inc.	DE
PHH de Brasil Paricopaceos Ltda.	Brazil
PHH Financial Services LLC	MD
PHH Fleet Lease Receivables L.P.	Canada
PHH Foundation, Inc	MD
PHH Home Loans, LLC (dba Sunbelt Lending Services; ERA Home Loans; Burnet Home Loans; Coldwell Banker Home Loans; Cartus Home Loans; First Capital; Preferred Mortgage Group)	DE
PHH Market Leasing, Inc.	MD
PHH Milford Leasing, Inc.	MD
PHH Mortgage Capital LLC	DE

PHH Mortgage Corporation (dba Burnet Mortgage Services; Century 21 Mortgage; Coldwell Banker Mortgage; Domain Distinctive Property Finance; ERA Mortgage; Instamortage.com; Mortgage Service Center; Mortgagequestions.com; Mortgagesave.com; PHH Mortgage Services)

NJ
PHH Mortgage Services Corporation	MD
PHH Servicer Advance Funding Depositor, LLC	DE
PHH Servicer Advance Receivables Trust 2013-1	DE
PHH Services B.V.	Netherlands
PHH St. Paul Leasing, Inc.	MD
PHH Sub 1 Inc.	DE
PHH Sub 2 Inc.	DE
PHH Vehicle Management Services Group LLC	DE
PHH Vehicle Management Services, Inc.	Canada
PHH Vehicle Management Services, LLC (dba PHH Arval)	DE
Raven Funding LLC	DE
RMR Financial, LLC (dba Princeton Capital; Mortgage California)	CA
Speedy Title & Appraisal Review Services LLC	DE
VMS Holdings LLC	DE
Williamsburg Motors, Inc.	MD